Exhibit T3A.133

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“MID RIVERS LAND LLC II”, A DELAWARE LIMITED LIABILITY COMPANY,

“MID RIVERS MALL LLC”, A DELAWARE LIMITED LIABILITY COMPANY, WITH AND INTO “MID RIVERS LAND LLC” UNDER THE NAME OF “MID RIVERS LAND LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTEENTH DAY OF APRIL, A.D. 2011, AT 11:20 O’CLOCK A.M.

/s/ Jeffrey W Bullock
Jeffrey W Bullock, Secretary of State
2814501 8100M	AUTHENTICATION: 8696547
110419552	DATE: 04-15-11
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:23 AM 04/15/2011

FILED 11:20 AM 04/15/2011

SRV 110419552 – 2814501 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is

Mid Rivers Land LLC                                                                                                                                      ,

and the name of the limited liability company being merged into this surviving limited

liability company is Mid Rivers Mall LLC and Mid Rivers Land LLC II                                                    .

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is

Mid Rivers Land LLC                                                                                                                                      .

FOURTH: The merger is to become effective on             April 15, 2011                                                    .

FIFTH: The Agreement of Merger is on file at CBL Center, Suite 500,

2030 Hamilton Place Boulevard, Chattanooga, TN 37421                                                                           ,

the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the             15th             day of         April                        , AD., 2011        .

By:	/s/ James D. Henderson
Authorized Person

Name:	James D. Henderson
Print or Type

Title:	Assistant Secretary